Forum Energy Technologies Announces
Third Quarter 2019 Results

•Revenue of $239 million
•Net loss of $533 million and diluted EPS of $(4.83)
•Adjusted EBITDA of $22 million
•Cash flow from operations of $35 million and free cash flow after capital expenditures of $32 million
•Net debt reduced by $70 million

HOUSTON, TEXAS, October 24, 2019 - Forum Energy Technologies, Inc. (NYSE: FET) today announced third quarter 2019 revenue of $239 million, a decrease of $6 million from the second quarter 2019. Net loss for the quarter was $533 million, or $4.83 per diluted share, compared to net loss of $14 million, or $0.12 per diluted share, for the second quarter 2019. Excluding $535 million, or $4.85 per share of special items, adjusted net income was $0.02 per diluted share in the third quarter 2019 compared to adjusted net loss of $0.08 per diluted share in the second quarter 2019. Forum generated $22 million of adjusted EBITDA in the quarter, a sequential improvement of approximately $4 million on slightly reduced revenue.
Special items in the third quarter 2019 included $532 million of pretax charges related to impairments of goodwill, intangibles, and fixed assets. These charges bring Forum’s book value of equity more in line with the current market value. See Tables 1-5 for a reconciliation of GAAP to non-GAAP financial information.
Cris Gaut, Chairman and Chief Executive Officer, remarked, “Despite challenging market conditions, Forum continues to execute on our business strategy of achieving strong free cash flow, reducing net debt and inventory levels, and growing our market share through our portfolio of winning products. Free cash flow was $32 million in the third quarter, another sequential improvement and the fourth successive quarter of strong free cash flow. Over the past twelve months, we have generated $86 million of free cash flow, representing a greater than 50% annualized free cash yield on our current equity market capitalization. We decreased our net inventory position by $26 million in the quarter, in line with our expectations. We also closed the previously announced disposition of our interest in Ashtead, which generated an additional $39 million of cash proceeds that we used to repay debt. We ended the quarter with net debt of approximately

$372 million and total liquidity of $308 million, including an undrawn revolver. We expect to continue to generate strong free cash flow in the fourth quarter.
“Looking ahead to the fourth quarter, we expect a continued decrease in drilling and completions activity in the U.S. onshore market, driven by E&P budget exhaustion and capital discipline. We expect this to result in lower operating results for Forum, as our service company customers are stacking equipment, reducing spending, and deferring maintenance. During this pause in spending by our customers, which we view as temporary and unsustainable, we will focus on generating free cash flow and managing for cost efficiency. In addition, we will foster the recovery in the international and offshore markets through our global sales and distribution network."
Segment Results
Drilling & Downhole segment revenue was $88 million, an increase of $6 million, or 7%, from the second quarter 2019, due to higher deliveries of capital equipment for international markets. Orders in the third quarter were $80 million, a 2% increase from the second quarter. Segment EBITDA increased 57% to $12 million due to higher international sales and cost efficiencies. Drilling & Downhole operations focus primarily on manufactured equipment and consumable products for global drilling, well construction, artificial lift and subsea construction and services markets.
Completions segment revenue was $71 million, a decrease of $11 million, or 13% sequentially, due to lower sales of pressure pumping products. Orders in the third quarter were $65 million, a decrease of $6 million, or 9% from the second quarter 2019, due to lower orders of stimulation products, as the pressure pumping services companies continue cannibalizing their idle fleets and destocking their consumables. The Completions segment designs and manufactures products for the completion, stimulation and intervention markets.
Production segment revenue was $81 million, a decrease of $2 million, or 3% from the second quarter 2019, due to lower sales of surface production equipment. Orders in the third quarter were $55 million, a 27% decrease sequentially, due to deferred order placement for surface production equipment as operators slow their completion activity. In addition, our valve distribution customers placed fewer orders consistent with their destocking strategy. The Production segment manufactures land well site production equipment, desalination refinery equipment, and a wide range of valves for the upstream, midstream and process industry customers.
Subsequent Events
•In the Production Equipment product line, we have approximately $20 million in firm orders or letters of intent, much of that for process equipment for international markets.
•Forum Subsea Technologies received another order for a workclass ROV and related equipment for non-oil and gas activity.

Conference Call Information
Forum's conference call is scheduled for Friday, October 25, 2019 at 9:00 AM CDT. During the call, the Company intends to discuss third quarter 2019 results. To participate in the earnings conference call, please call 855-757-8876 within North America, or 631-485-4851 outside of North America. The access code is 2259428. The call will also be broadcast through the Investor Relations link on Forum’s website at www.f-e-t.com. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. A replay of the call will be available for two weeks after the call and may be accessed by dialing 855-859-2056 within North America, or 404-537-3406 outside of North America. The access code is 2259428.
Forum Energy Technologies is a global oilfield products company, serving the drilling, downhole, subsea, completions and production sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including any statement about the Company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company's filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Mark Conlon – Director, Investor Relations & Planning
+281.949.2523
Mark.Conlon@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Three months ended
	September 30,		June 30,
(in millions, except per share information)	2019	2018	2019
Revenue	$239.3	$267.0	$245.6
Cost of sales	176.7	192.5	182.4
Gross profit	62.6	74.5	63.2
Operating expenses
Selling, general and administrative expenses	63.5	71.8	62.9
Transaction expenses	0.3	0.8	0.1
Impairments of goodwill, intangibles, property and equipment	532.3	—	—
Loss (gain) on disposal of assets and other	(0.1)	0.2	0.1
Total operating expenses	596.0	72.8	63.1
Earnings from equity investment	—	0.7	0.6
Operating income (loss)	(533.4)	2.4	0.7
Other expense (income)
Interest expense	7.8	7.9	8.2
Gain realized on previously held equity investment	(1.6)	—	—
Foreign exchange gains and other, net	(3.2)	(1.3)	(2.2)
Total other expense	3.0	6.6	6.0
Loss before income taxes	(536.4)	(4.2)	(5.3)
Income tax expense (benefit)	(3.4)	(1.1)	8.4
Net loss (1)	$(533.0)	$(3.1)	$(13.7)

Weighted average shares outstanding
Basic	110.3	108.9	110.0
Diluted	110.3	108.9	110.0

Loss per share
Basic	$(4.83)	$(0.03)	$(0.12)
Diluted	$(4.83)	$(0.03)	$(0.12)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income (loss)
(Unaudited)

	Nine Months Ended
	September 30, 2019
(in millions, except per share information)	2019	2018
Revenue	$756.8	$791.3
Cost of sales	560.9	576.8
Gross profit	195.9	214.5
Operating expenses
Selling, general and administrative expenses	195.3	215.4
Transaction expenses	1.0	2.2
Impairments of goodwill, intangibles, property and equipment	532.3	14.5
Contingent consideration benefit	(4.6)	—
Gain on disposal of assets and other	(0.1)	(1.6)
Total operating expenses	723.9	230.5
Loss from equity investment	(0.3)	—
Operating loss	(528.3)	(16.0)
Other expense (income)
Interest expense	24.2	23.9
Foreign exchange gains and other, net	(3.0)	(3.7)
Gain realized on previously held equity investment	(1.6)	—
Gain on contribution of subsea rentals business	—	(33.5)
Total other (income) expense, net	19.6	(13.3)
Loss before income taxes	(547.9)	(2.7)
Income tax expense (benefit)	6.7	(12.4)
Net income (loss) (1)	$(554.6)	$9.7

Weighted average shares outstanding
Basic	110.0	108.7
Diluted	110.0	110.8

Earnings (loss) per share
Basic	$(5.04)	$0.09
Diluted	$(5.04)	$0.09

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	September 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$28.9	$47.2
Accounts receivable—trade, net	182.6	206.1
Inventories, net	443.4	479.0
Other current assets	37.6	33.7
Total current assets	692.5	766.0
Property and equipment, net of accumulated depreciation	160.2	177.4
Operating lease assets	50.7	—
Goodwill and other intangibles, net	279.4	828.7
Investment in unconsolidated subsidiary	—	45.0
Other long-term assets	16.4	12.6
Total assets	$1,199.2	$1,829.7
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1.2	$1.2
Other current liabilities	222.9	235.7
Total current liabilities	224.1	236.9
Long-term debt, net of current portion	399.8	517.5
Other long-term liabilities	89.8	45.1
Total liabilities	713.7	799.5
Total equity	485.5	1,030.2
Total liabilities and equity	$1,199.2	$1,829.7

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Nine Months Ended September 30,
(in millions of dollars)	2019	2018
Cash flows from operating activities
Net income (loss)	$(554.6)	$9.7
Impairments of goodwill, intangibles, property and equipment	532.3	14.5
Depreciation and amortization	48.5	55.8
Other noncash items and changes in working capital	49.5	(104.3)
Net cash provided by (used in) operating activities	75.7	(24.3)

Cash flows from investing activities
Capital expenditures for property and equipment	(12.6)	(19.9)
Proceeds from sale of equity investment, property and equipment	39.8	9.2
Acquisition of businesses, net of cash acquired	—	(8.0)
Net cash provided by (used in) investing activities	27.2	(18.7)

Cash flows from financing activities
Repayment of debt, net of borrowings	(120.3)	(41.9)
Repurchases of stock	(1.1)	(2.5)
Proceeds from stock issuance	—	0.2
Net cash used in financing activities	(121.4)	(44.2)

Effect of exchange rate changes on cash	0.2	(1.1)
Net decrease in cash, cash equivalents and restricted cash	$(18.3)	$(88.3)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (4)
	Three months ended			Three months ended
(in millions of dollars)	September 30, 2019	September 30, 2018	June 30, 2019	September 30, 2019	September 30, 2018	June 30, 2019
Revenue
Drilling & Downhole	$88.3	$82.0	$82.4	$88.3	$82.0	$82.4
Completions	70.6	91.0	81.5	70.6	91.0	81.5
Production	81.0	95.3	83.3	81.0	95.3	83.3
Eliminations	(0.6)	(1.3)	(1.6)	(0.6)	(1.3)	(1.6)
Total revenue	$239.3	$267.0	$245.6	$239.3	$267.0	$245.6

Operating income (loss)
Drilling & Downhole (1)	$4.3	$(4.7)	$1.3	$6.4	$(0.1)	$2.0
Operating income margin %	4.9%	(5.7)%	1.6%	7.2%	(0.1)%	2.4%
Completions	(0.1)	11.6	2.8	2.5	11.9	2.9
Operating income margin %	(0.1)%	12.7%	3.4%	3.5%	13.1%	3.6%
Production	2.3	5.3	3.6	3.5	5.4	3.6
Operating income margin %	2.8%	5.6%	4.3%	4.3%	5.7%	4.3%
Corporate	(7.4)	(8.8)	(6.8)	(6.5)	(6.9)	(6.7)
Total segment operating income (loss)	(0.9)	3.4	0.9	5.9	10.3	1.8
Other items not in segment operating income (2)	(532.5)	(1.0)	(0.2)	0.1	—	0.1
Total operating income (loss)	$(533.4)	$2.4	$0.7	$6.0	$10.3	$1.9
Operating income margin %	(222.9)%	0.9%	0.3%	2.5%	3.9%	0.8%

EBITDA (3)
Drilling & Downhole	$(181.5)	$4.2	$8.1	$11.8	$7.8	$7.5
EBITDA Margin %	(205.5)%	5.1%	9.8%	13.4%	9.5%	9.1%
Completions	(303.5)	20.1	11.3	10.7	20.5	11.7
EBITDA Margin %	(429.9)%	22.1%	13.9%	15.2%	22.5%	14.4%
Production	(19.5)	7.2	5.2	5.8	7.6	5.7
EBITDA Margin %	(24.1)%	7.6%	6.2%	7.2%	8.0%	6.8%
Corporate	(8.3)	(9.2)	(5.4)	(6.4)	(6.8)	(6.6)
Total EBITDA	$(512.8)	$22.3	$19.2	$21.9	$29.1	$18.3
EBITDA Margin %	(214.3)%	8.4%	7.8%	9.2%	10.9%	7.5%

(1) Includes earnings (loss) from equity investment.
(2) Includes transaction expenses, gain/(loss) on disposal of assets, and impairments of goodwill, intangibles property and equipment.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (4)
	Nine months ended		Nine months ended
(in millions of dollars)	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenue
Drilling & Downhole	$256.6	$245.4	$256.6	$245.4
Completions	246.8	279.2	246.8	279.2
Production	256.3	270.3	256.3	270.3
Eliminations	(2.9)	(3.6)	(2.9)	(3.6)
Total revenue	$756.8	$791.3	$756.8	$791.3

Operating income (loss)
Drilling & Downhole (1)	$3.2	$(22.5)	$8.8	$(11.7)
Operating income margin %	1.2%	(9.2)%	3.4%	(4.8)%
Completions	9.6	34.8	13.0	38.7
Operating income margin %	3.9%	12.5%	5.3%	13.9%
Production	10.2	13.2	11.8	13.5
Operating income margin %	4.0%	4.9%	4.6%	5.0%
Corporate	(22.7)	(26.3)	(20.7)	(23.8)
Total segment operating income (loss)	0.3	(0.8)	12.9	16.7
Other items not in segment operating income (loss) (2)	(528.6)	(15.2)	0.3	2.3
Total operating income (loss)	$(528.3)	$(16.0)	$13.2	$19.0
Operating income margin %	(69.8)%	(2.0)%	1.7%	2.4%

EBITDA (3)
Drilling & Downhole	$(171.5)	$24.8	$25.3	$14.0
EBITDA Margin %	(66.8)%	10.1%	9.9%	5.7%
Completions	(276.6)	60.0	38.7	64.0
EBITDA Margin %	(112.1)%	21.5%	15.7%	22.9%
Production	(7.8)	20.1	18.0	21.1
EBITDA Margin %	(3.0)%	7.4%	7.0%	7.8%
Corporate	(19.3)	(27.9)	(20.1)	(23.6)
Total EBITDA	$(475.2)	$77.0	$61.9	$75.5
EBITDA Margin %	(62.8)%	9.7%	8.2%	9.5%

(1) Includes earnings (loss) from equity investment.
(2) Includes transaction expenses, gain (loss) on disposal of assets, contingent consideration benefit, and impairments of goodwill, intangibles, property and equipment.
(3) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(4) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	September 30, 2019	September 30, 2018	June 30, 2019
Orders
Drilling & Downhole	$80.0	$90.4	$78.3
Completions	64.5	84.5	70.7
Production	55.2	99.6	75.6
Total orders	$199.7	$274.5	$224.6

Revenue
Drilling & Downhole	$88.3	$82.0	$82.4
Completions	70.6	91.0	81.5
Production	81.0	95.3	83.3
Eliminations	(0.6)	(1.3)	(1.6)
Total revenue	$239.3	$267.0	$245.6

Book to bill ratio (1)
Drilling & Downhole	0.91	1.10	0.95
Completions	0.91	0.93	0.87
Production	0.68	1.05	0.91
Total book to bill ratio	0.83	1.03	0.91

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period.  The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products, in the markets in which the Company operates, is strengthening or declining.  A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand.  In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	September 30, 2019			September 30, 2018			June 30, 2019
(in millions, except per share information)	Operating income (loss)	EBITDA(1)	Net income (loss)	Operating income (loss)	EBITDA(1)	Net income (loss)	Operating income (loss)	EBITDA(1)	Net income (loss)
As reported	$(533.4)	$(512.8)	$(533.0)	$2.4	$22.3	$(3.1)	$0.7	$19.2	$(13.7)
% of revenue	(222.9)%	(214.3)%		0.9%	8.4%		0.3%	7.8%
Restructuring charges and other	2.9	2.9	2.9	7.3	7.3	7.3	0.6	0.6	0.6
Transaction expenses	0.3	0.3	0.3	0.8	0.8	0.8	0.1	0.1	0.1
Inventory and other working capital adjustments	2.6	2.6	2.6	(0.7)	(0.7)	(0.7)	—	—	—
Impairments of goodwill, intangibles, property and equipment	532.3	532.3	532.3	—	—	—	—	—	—
Amortization of basis difference for equity method investment (2)	0.3	0.3	0.3	0.5	0.5	0.5	0.5	0.5	0.5
Disposal related equity- based compensation recorded by equity investment subsidiary	1.0	1.0	1.0	—	—	—	—	—	—
Gain Realized on Previously Held Equity Investment	—	(1.6)	(1.6)	—	—	—	—	—	—
Loss (gain) on foreign exchange, net (3)	—	(3.1)	(3.1)	—	(1.1)	(1.1)	—	(2.1)	(2.1)
Income tax expense (benefit) of adjustments	—	—	0.3	—	—	(1.2)	—	—
Impact of U.S. tax reform	—	—	—	—	—	0.3	—	—	—
Valuation allowance on deferred tax assets	—	—	—	—	—	—	—	—	5.9
As adjusted (1)	$6.0	$21.9	$2.0	$10.3	$29.1	$2.8	$1.9	$18.3	$(8.7)
% of revenue	2.5%	9.2%		3.9%	10.9%		0.8%	7.5%

Diluted shares outstanding as reported			110.3			108.9			110.0
Diluted shares outstanding as adjusted			110.5			110.8			110.0

Diluted EPS - as reported			$(4.83)			$(0.03)			$(0.12)
Diluted EPS - as adjusted			$0.02			$0.03			$(0.08)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) The difference between the fair value of our interest in Ashtead and the book value of the underlying net assets resulted in a basis difference non-operating gain, which was allocated to fixed assets, intangible assets and goodwill based on their respective fair values as of the transaction date. This amount represents the amortization of the basis difference gain associated with intangible assets and property, plant and equipment which is included in equity earnings (loss) over the estimated life of the respective assets.

(3) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items
	Nine months ended
	September 30, 2019			September 30, 2018
(in millions, except per share information)	Operating income (loss)	EBITDA(1)	Net income (loss)	Operating income (loss)	EBITDA(1)	Net income (loss)
As reported	$(528.3)	$(475.2)	$(554.6)	$(16.0)	$77.0	$9.7
% of revenue	(69.8)%	(62.8)%		(2.0)%	9.7%
Restructuring charges and other	8.1	8.1	8.1	11.5	11.5	11.8
Transaction expenses	1.0	1.0	1.0	2.2	2.2	2.2
Inventory and other working capital adjustments	2.5	2.5	2.5	5.4	5.4	5.4
Impairment of goodwill, intangibles, property and equipment	532.3	532.3	532.3	14.5	14.5	14.5
Contingent consideration benefit	(4.6)	(4.6)	(4.6)	—	—	—
Gain on contribution of subsea rentals business	—	—	—	—	(33.5)	(33.5)
Amortization of basis difference for equity method investment (2)	1.2	1.2	1.2	1.4	1.4	1.4
Disposal related equity- based compensation recorded by equity investment subsidiary	1.0	1.0	1.0	—	—	—
Gain realized on previously held equity investment	—	(1.6)	(1.6)	—	—	—
Loss (gain) on foreign exchange, net (3)	—	(2.8)	(2.8)	—	(3.0)	(3.0)
Income tax expense (benefit) of adjustments	—	—	0.2	—	—	0.8
Impact of U.S. tax reform	—	—	—	—	—	(15.6)
Valuation allowance on deferred tax assets	—	—	5.9	—	—	—
As adjusted(1)	$13.2	$61.9	$(11.4)	$19.0	$75.5	$(6.3)
% of revenue	1.7%	8.2%		2.4%	9.5%

Diluted shares outstanding as reported			$110.0			$110.8
Diluted shares outstanding as adjusted			$110.0			$108.7

Diluted EPS - as reported			$(5.04)			$0.09
Diluted EPS - as adjusted			$(0.10)			$(0.06)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) The difference between the fair value of our interest in Ashtead and the book value of the underlying net assets resulted in a non-operating gain due to this basis difference which was allocated to fixed assets, intangible assets and goodwill based on their respective fair values as of the transaction date. This amount represents the amortization of the basis difference gain associated with intangible assets and property, plant and equipment which is included in equity earnings (loss) over the estimated life of the respective assets.

(3) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)

Table 3 - Adjusting Items
	Three months ended
(in millions of dollars)	September 30, 2019	September 30, 2018	June 30, 2019
EBITDA reconciliation (1)
Net loss	$(533.0)	$(3.1)	$(13.7)
Interest expense	7.8	7.9	8.2
Depreciation and amortization	15.8	18.6	16.3
Income tax expense (benefit)	(3.4)	(1.1)	8.4
EBITDA	$(512.8)	$22.3	$19.2

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 4 - Adjusting Items
	Nine months ended
(in millions of dollars)	September 30, 2019	September 30, 2018
EBITDA reconciliation (1)
Net loss	$(554.6)	$9.7
Interest expense	24.2	23.9
Depreciation and amortization	48.5	55.8
Income tax expense (benefit)	6.7	(12.4)
EBITDA	$(475.2)	$77.0

(1) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Table 5 - Adjusting items
	Nine months ended
(in millions of dollars)	September 30, 2019	September 30, 2018
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by (used in) operating activities	$75.7	$(24.3)
Capital expenditures for property and equipment	(12.6)	(19.9)
Proceeds from sale of property and equipment	0.5	9.2
Free cash flow, before acquisitions	$63.6	$(35.0)

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)
	Three months ended
(in millions of dollars)	September 30, 2019		September 30, 2018		June 30, 2019
Revenue:	$	%	$	%	$	%
Drilling Technologies	$43.2	18.1%	$43.3	16.2%	$37.3	15.3%
Downhole Technologies	29.0	12.1%	27.5	10.3%	28.8	11.7%
Subsea Technologies	16.1	6.7%	11.2	4.2%	16.3	6.6%
Drilling & Downhole	88.3	36.9%	82.0	30.7%	82.4	33.6%

Stimulation and Intervention	36.4	15.2%	54.8	20.5%	46.9	19.1%
Coiled Tubing	34.2	14.3%	36.2	13.6%	34.6	14.1%
Completions	70.6	29.5%	91.0	34.1%	81.5	33.2%

Production Equipment	29.1	12.2%	37.4	14.0%	33.0	13.4%
Valve Solutions	51.9	21.6%	57.9	21.7%	50.3	20.5%
Production	81.0	33.8%	95.3	35.7%	83.3	33.9%
Eliminations	(0.6)	(0.2)%	(1.3)	(0.5)%	(1.6)	(0.7)%
Total Revenue	$239.3	100.0%	$267.0	100.0%	$245.6	100.0%